UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K/A

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                                       December 30, 2002
Date of Report (Date of earliest event reported)_______________________________

                          MAGNUM HUNTER RESOURCES, INC.
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             (Exact name of registrant as specified in its charter)


       Nevada                          1-12508                87-0462881
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(State or other jurisdiction         (Commission            (IRS Employer
   of incorporation)                 File Number)         Identification No.)



         600 East Las Colinas Boulevard, Suite 1100, Irving, Texas 75039
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             (Address of principal executive offices)           (Zip Code)


Registrant's telephone number, including area code            (972) 401-0752
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          (Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

     In accordance with General Instruction B.2. of Form 8-K, the following information shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

                          MAGNUM HUNTER RESOURCES, INC.
                          DISCLOSURE OF 2003 ESTIMATES

     The information following this narrative sets forth our current range of estimates of our operating statistics for the first calendar quarter and the fiscal year ended December 31, 2003. We are not predicting what actual oil and gas prices will be during the year 2003, and there is no assurance that current commodity prices will continue in the future at these levels. Oil and gas prices have fluctuated significantly in recent years in response to numerous economic, political and environmental factors, and we expect that commodity prices will continue to fluctuate significantly in the future. Changes in commodity prices could significantly affect our expected operating results. The Company has a significant portion of its forecasted 2003 crude oil and natural gas production hedged through a combination of fixed price swaps and collar derivative transactions. These hedges are expected to mitigate a significant portion of any commodity price fluctuations in 2003.

     In addition to directly affecting revenues, price changes can affect expected production because production estimates necessarily assume that oil and gas can profitably be produced at the assumed pricing levels. In addition to the pricing assumptions, the 2003 estimates were prepared assuming that demand by the general public, curtailment, producibility and overall market conditions for oil and gas produced in the U.S. during the year 2003 will be substantially similar to those for 2002.

     These   projections   include  currently   anticipated   non-core  property
divestitures in the first quarter of 2003. Net proceeds from this transaction are estimated to be between approximately $15 million and $20 million.

     All of the estimates and assumptions set forth in this document constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. Although we believe that these forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will in fact occur and we caution that actual results may differ materially from those in the forward-looking statements. A number of factors could affect our future results or the energy industry generally and could cause our results to differ materially from those expressed in this release. These factors include, among other things:

     o volatility of oil and gas prices,
     o the need to develop and replace reserves,
     o the substantial capital expenditures required to fund our operations,
     o changes in drilling success rates,
     o environmental risks,
     o drilling, completion and operating risks,
     o risks of interruption in delivery and sales of oil and gas due to weather conditions,
     o risks related to exploration and development drilling, o uncertainties about estimates of reserves,
     o competition,
     o government regulation, and
     o the risks factors and other conditions described in our report on Form 10-K for the period ended December 31, 2001.

     We caution that the estimates set forth below are given as of the date hereof only and are based upon currently available information. Except as required by law, we are not undertaking any obligation to update these estimates as conditions change or other information becomes available.

                 Magnum Hunter Resources, Inc. and Subsidiaries
                        Consolidated Financial Projection
                                      2003
                                    Unaudited

OIL AND GAS SALES VOLUME

     The estimates are based upon Magnum Hunter's historical operating performance and trends, estimates of oil and gas reserves as of September 30, 2002, and the risk-adjusted results of our planned capital expenditure and operating budget for 2003. These estimates also include the effect of anticipated divestitures of non-core oil and gas properties as further discussed below.

     We currently assume that total daily production will average around 195 to 205 MMCFE per day in the first quarter and around 195 to 210 MMCFE per day for 2003. Oil production is expected to average approximately 10,600 to 10,900 barrels per day in the first quarter and 10,500 to 10,900 barrels per day for the full year 2003. We estimate gas production will average about 131 to 140 MMCF per day in the first quarter and 132 to 145 MMCF per day for the year.

OIL AND GAS PRICES

     We estimate that our realized natural gas price will average approximately $3.10 per MCF in the first quarter and will average between $3.20 and $3.25 for the full year. We estimate our realized crude price will average approximately $22.60 per barrel in the first quarter as well as for the full year.

     These estimated realized commodity prices are based upon flat NYMEX prices of $25.00 for crude oil and $4.00 for natural gas and give effect to hedges and normal basis differentials for our production.

     For 2003, Magnum Hunter has hedges covering the average daily volumes and weighted average prices shown below.

Natural Gas Swaps:                                  1Q03          2003
-----------------                               ----------     ---------
Average contract volumes (BBTU/d)                    60.0          35.0
Weighted average price (per MMBTU)                  $3.01         $3.10

Natural Gas Collars:
-------------------
Average contract volumes (BBTU/d)                    40.0          65.0
Weighted average floor price (per MMBTU)            $3.06         $2.94
Weighted average ceiling price (per MMBTU)          $4.30         $4.00

Crude Swaps:
-----------
Average contract volumes (MBBLS/d)                    1.0           1.0
Weighted average price (per MMBTU)                 $21.25        $21.25

Crude Collars:
-------------
Average contract volumes (MBBLS/d)                    6.0           6.0
Weighted average floor price (per BBL)             $23.00        $23.00
Weighted average ceiling price (per BBL)           $27.00        $27.00

     Depending upon various circumstances, we may periodically enter into additional hedges of expected crude oil and natural gas production.

PRODUCTION COSTS

     Production costs include lifting costs, production taxes, severance taxes, ad valorem taxes and other production costs. These costs vary in response to several factors including changes in our property base, changes in production taxes, general price changes and the amount of repair and work-over activity required. Based upon an assumed lifting cost rate of $.75 per Mcfe and a combined production and ad-valorem tax rate of approximately 13%, we currently estimate that our all-in production expenses will be between $21 million and $22 million for the first quarter and between $84 million and $90 million for the entire year.

OTHER REVENUE-NET

     Other revenue-net reflects revenues from gathering, processing and marketing of natural gas and from oilfield services, net of projected costs of operations for these activities. These net revenues are assumed to average approximately $1 million per quarter.

DEPRECIATION AND DEPLETION

     Depreciation and depletion expense was calculated using a rate of $1.17 per Mcfe sold plus depreciation on all other depreciable assets of nearly $700,000 per quarter.

INTEREST EXPENSE

     We assume that free cash flow available after capital expenditure items and the net proceeds received from non-strategic property divestitures are used to reduce our senior bank debt. Depending upon the timing of these factors, we currently expect interest expense will approximate $13 million in the first quarter and $51 million for full year.

INCOME TAXES

     Income taxes were calculated using an effective rate of approximately 38%. At this time we anticipate that all of the income taxes would be deferred.

GENERAL AND ADMINISTRATIVE EXPENSE (G&A)

     Magnum Hunter currently assumes G&A expense will approximate $3.8 million per quarter in 2003.

NET INCOME PER SHARE-DILUTED

     Net income per share-diluted assumes diluted shares of approximately 68.4 million. Diluted shares were calculated on the basis of an assumed average market price for our stock of approximately $6.00 per share for the periods projected.

CAPITAL EXPENDITURES / DIVESTITURES

     Approximately 60% of projected capital expenditures will be spent on offshore drilling opportunities and 40% of projected capital expenditure will be spent on onshore drilling programs. Magnum Hunter projects total capital expenditures for 2003 of $100 million.

     Magnum Hunter currently anticipates divesting non-strategic oil and gas properties in the first quarter of 2003 for approximately $10 to $20 million. We anticipate using the net proceeds from these additional divestitures to further reduce outstanding debt levels. The estimated impact of this divestiture is included in these projections.

ACCOUNTING PRONOUNCEMENTS

     These  projections  do  not  include  the  impact  of  various   accounting
pronouncements  to be  effective  in 2003 such as SFAS

No. 143 "Accounting for Asset Retirement Obligations." SFAS No. 143 requires the recognition of a fair value liability for any retirement obligation associated with long-lived assets. The offset to any liability recorded is added to the recorded asset where the additional amount is depreciated over the same period as the long-lived asset for which the retirement obligation is established. SFAS No. 143 also requires additional disclosures. We are in the process of evaluating the impact of the provisions of SFAS No. 143 to our existing operations. Implementation of SFAS No. 143 may result in reductions to our reported net income in 2003. Any such reductions, however, will be non-cash items.

FINANCIAL GUIDANCE

     In providing a financial forecast for the first quarter and full year 2003, we utilized an approximate average within the realm of assumptions. The selection of these numbers does not imply any further accuracy than any other number within the realm of assumptions, but is an arbitrary number within this realm of assumptions. Based upon this approach, the following is a summary of certain financial data derived from these assumptions for the first quarter and full year 2003.

                                             First Qtr.      Fiscal Year
                                               2003             2003
                                             ---------      ------------
NYMEX Crude Oil Price (i)                     $25.00          $25.00
NYMEX Natural Gas Price (i)                   $ 4.00          $ 4.00
EBITDA (millions)                             $   36          $  160
EBITDA per share - diluted                    $ 0.50          $ 2.20
Operating Cash flow (millions) (ii)           $   23          $  100
Operating Cash flow per share - diluted       $ 0.35          $ 1.45
Net Income per share - diluted                $ 0.02          $ 0.12

     (i) Assumed NYMEX price before giving effect to existing hedges and normal basis differentials for the physical location of our production
     (ii)Cash flow from operations before changes in operating assets and liabilities

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        MAGNUM HUNTER RESOURCES, INC.


                                             /s/ Chris Tong
                                        BY:____________________________
                                            Chris Tong
                                            Sr. Vice President and CFO


Dated: December 30, 2002